Union Security Insurance Company
Variable Account D of Union Security Insurance Company:
TD Waterhouse Variable Annuity

Union Security Life Insurance Company of New York
Separate Account A of Union Security Life Insurance Company of New York:
TD Waterhouse Variable Annuity

Supplement dated July 6, 2023 to the variable annuity prospectus dated May 1, 2023
This supplement to the variable annuity prospectus outlines changes in fund information related to a certain investment option/ since the variable annuity prospectus dated May 1, 2023. This may not reflect all of the changes that have occurred since you entered into your Contract. The changes are related to:
Appendix A - Funds Available Under the Contract
All other provisions outlined in your variable annuity prospectus remain unchanged. This supplement is for informational purposes and requires no action on your part.
In Appendix A - Funds Available Under the Contract: the following fund information is updated as follows:

Type	Fund and Adviser/Subadviser	Current Expenses	Average Annual Total Returns (as of 12/31/22)
			1 Year	5 Year	10 Year
International Equity	NVIT Emerging Markets Fund - Class D Adviser: Nationwide Fund Advisors Subadviser: NS Partners Ltd	1.40%*	(24.99)%	(4.62)%	(0.51)%

This supplement should be retained for future reference.

HV-8004